Exhibit 10.1

EXCHANGE RIGHT AGREEMENT

This Exchange Right Agreement (the “Agreement”) is dated as of August 14, 2017, by and between Inpixon, Inc., a Nevada Company (the “Company”) and the holder identified on the signature page hereto (the “Holder”).

WHEREAS, the Holder holds 1,850 shares (“Preferred Shares”) of the Company’s Series 2 Convertible Preferred Stock (“Preferred Stock”) with such terms and rights set forth in the Certificate of Designation of Preferences, Rights and Limitations of the Series 2 Convertible Preferred Stock, filed with the State of Nevada on June 29, 2017 (the “Certificate of Designation”), representing all of the Company’s issued and outstanding Series 2 Convertible Preferred Stock, which Preferred Shares are convertible into a number of shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) that is equal to the quotient obtained by dividing the Stated Value (as defined in the Certificate of Designation) by $1.05 for an aggregate of 1,719,048 shares of Common Stock (“Conversion Shares”); and

WHEREAS, the Preferred Shares have been registered pursuant to the Registration Statement on Form S-1 (File No. 333-218173) declared effective by the Securities and Exchange Commission (the “Commission”) on June 28, 2017 (the “Registration Statement”); and

WHEREAS, for the mutual benefit of the Company and the Holder, the Company desired to grant the Holder with a right to exchange the Preferred Shares owned by it for shares of Common Stock (the “Exchange”) issued in reliance on the exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”) provided that the exchange rate for each Preferred Share shall be a number of Common Stock equal to the quotient obtained by dividing the Stated Value (as defined in the Certificate of Designation) by $0.33 (subject to adjustment for forward and reverse stock splits and the like) (the “Exchange Rate”) for up to an aggregate of 5,606,061 shares of Common Stock (subject to adjustment for forward and reverse stock splits and the like) (the “Exchange Shares”); and

WHEREAS, following each exchange of Preferred Shares for Exchange Shares in accordance with this Agreement, the Preferred Shares that have been exchanged shall be cancelled and the Holder shall have no further rights under such Preferred Shares.

NOW, THEREFORE, subject to the terms and conditions set forth in this Agreement and pursuant to Section 3(a)(9) of the Securities Act, the Company and the Holder have agreed as follows:

1. Exchange. From the date hereof until the date that the Preferred Shares are no longer outstanding (the “Closing”), in lieu of conversion at the Conversion Price set forth in Section 6 of the Certificate of Designation, upon the delivery of a notice of exchange in substantially the form attached hereto as Exhibit A (the “Exchange Notice”) the Holder shall have the right to exchange the Preferred Shares for the Exchange Shares at the Exchange Rate (as adjusted for any stock split, reverse stock split, reclassification or similar transaction). The Exchange Shares issued in exchange for the registered Preferred Shares are freely tradeable and will be issued without the need for registration under the Securities Act and shall not be required to bear any Securities Act legend. Neither the Holder nor the Company (nor any of their Affiliates (as defined herein) nor any person acting on behalf of or for the benefit of any of the foregoing), has paid or given, or agreed to pay or give, directly or indirectly, any commission or other remuneration (within the meaning of Section 3(a)(9) of the Securities Act and the rules and regulations of the Securities and Exchange Commission promulgated thereunder) for soliciting the Exchange.

2. No Consideration. The Exchange Shares shall be issued to the Holder in exchange for the Preferred Shares without the payment of any other consideration by the Holder that would not be consistent with the application of Section 3(a)(9) of the Securities Act to the issuance of the Exchange Shares. The Holder hereby agrees that, upon and subject to the Closing, all of the Company’s obligations under the terms and conditions of the Preferred Shares shall be automatically cancelled in full without any further action required, and that this Section 2 shall constitute an instrument of cancellation of such Preferred Shares.

3. Mechanics of Exchange.

i. Delivery of Exchange Shares Upon Exchange. Not later than the earlier of (i) three (3) Trading Days and (ii) the number of Trading Days comprising the Standard Settlement Period (as defined below) after each date of Exchange (the “Share Delivery Date”), the Company shall deliver, or cause to be delivered, to the Holder (A) the number of Exchange Shares being acquired upon the conversion of the Preferred Stock, which Exchange Shares shall be free of restrictive legends. The Company shall use its best efforts to deliver the Exchange Shares required to be delivered by the Company under this Section 3(i) electronically through the Depository Trust Company (“DTC”) or another established clearing company performing similar functions. As used herein, “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Company’s principal Trading Market with respect to the Common Stock as in effect on the date of delivery of the Exchange Notice. For purposes of this Agreement, “Trading Day” means a day on which the principal Trading Market is open for business and “Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE MKT, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, or the New York Stock Exchange (or any successors to any of the foregoing).

ii. Compensation for Buy-In on Failure to Timely Deliver Exchange Shares Upon Exchange. In addition to any other rights available to the Holder, if the Company fails for any reason to deliver to a Holder the applicable Exchange Shares and the related legal opinion of Company counsel, the instruction letter to the Company’s transfer agent and the resolution of the Board of Directors of the Company authorizing this Agreement and other supporting documentation by the Share Delivery Date pursuant to Section 3(i), and if after such Share Delivery Date such Holder is required by its brokerage firm to purchase (in an open market transaction or otherwise), or the Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by such Holder of the Exchange Shares which such Holder was entitled to receive upon the exchange relating to such Share Delivery Date (a “Buy-In”), then the Company shall (A) pay in cash to such Holder (in addition to any other remedies available to or elected by such Holder) the amount, if any, by which (x) such Holder’s total purchase price (including any brokerage commissions) for the Common Stock so purchased exceeds (y) the product of (1) the aggregate number of shares of Common Stock that such Holder was entitled to receive from the exchange at issue multiplied by (2) the actual sale price at which the sell order giving rise to such purchase obligation was executed (including any brokerage commissions) and (B) at the option of such Holder, either reissue (if surrendered) the Preferred Shares equal to the number of Preferred Shares submitted for exchange (in which case, such exchange shall be deemed rescinded) or deliver to such Holder the number of shares of Common Stock that would have been issued if the Company had timely complied with its delivery requirements under Section 3(i). For example, if a Holder purchases shares of Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exchange of Preferred Shares with respect to which the actual sale price of the Exchange Shares (including any brokerage commissions) giving rise to such purchase obligation was a total of $10,000 under clause (A) of the immediately preceding sentence, the Company shall be required to pay such Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to such Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver the Exchange Shares upon exchange of the Preferred Shares as required pursuant to the terms hereof.

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iii. Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the exchange of the Preferred Shares. As to any fraction of a share which the Holder would otherwise be entitled to acquire upon such exchange, the Company shall at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by $0.33 (subject to adjustment for forward and reverse stock splits and the like) or round up to the next whole share.

iv. Transfer Taxes and Expenses. The issuance of Exchange Shares on exchange of the Preferred Shares shall be made without charge to the Holder for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such Exchange Shares, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such Exchange Shares upon exchange in a name other than that of the Holder of such Preferred Shares and the Company shall not be required to issue or deliver such Exchange Shares unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid. The Company shall pay all transfer agent fees required for same-day processing of any Exchange Notice and all fees to the DTC (or another established clearing company performing similar functions) required for same-day electronic delivery of the Exchange Shares.

v. Beneficial Ownership Limitation. Notwithstanding anything to the contrary herein, the Company shall not effect any exchange of the Preferred Shares, and the Holder shall not have the right to exchange any Preferred Shares, to the extent that, after giving effect to the exchange set forth on the applicable Exchange Notice, such Holder (together with any Affiliate of the Holder) For purposes of this Agreement “Affiliate” shall mean any person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with any person, as such terms are used in and construed under Rule 405 of the Securities Act, and any persons acting as a group together with such Holder or any of such Holder’s Affiliates (such persons, “Attribution Parties”) would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by such Holder and its Affiliates and Attribution Parties shall include the number of shares of Common Stock issuable upon exchange of the Preferred Shares with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which are issuable upon (i) exchange of the remaining, not exchanged Stated Value of Preferred Shares beneficially owned by such Holder or any of its Affiliates or Attribution Parties and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company subject to a limitation on conversion or exercise analogous to the limitation contained herein (including, without limitation, the Preferred Shares) beneficially owned by such Holder or any of its Affiliates or Attribution Parties. Except as set forth in the preceding sentence, for purposes of this Section 3(v), beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations promulgated thereunder. To the extent that the limitation contained in this Section 3(v) applies, the determination of whether the Preferred Shares are exchangeable (in relation to other securities owned by such Holder together with any Affiliates and Attribution Parties) shall be in the sole discretion of such Holder, and the submission of a an Exchange Notice shall be deemed to be such Holder’s determination of whether the Preferred Shares may be exchanged (in relation to other securities owned by such Holder together with any Affiliates and Attribution Parties) and how many Preferred Shares are exchangeable, in each case subject to the Beneficial Ownership Limitation. To ensure compliance with this restriction, each Holder will be deemed to represent to the Company each time it delivers an Exchange Notice that such exchange will not violate the restrictions set forth in this paragraph and the Company shall have no obligation to verify or confirm the accuracy of such representation. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 3(v), in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as stated in the most recent of the following: (i) the Company’s most recent periodic or annual report filed with the Commission, as the case may be, (ii) a more recent public announcement by the Company or (iii) a more recent written notice by the Company or the Company’s transfer agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request (which may be via email) of the Holder, the Company shall within two Trading Days confirm orally and in writing to such Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including the exchange of the Preferred Shares, by such Holder or its Affiliates or Attribution Parties since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon exchange of the Preferred Shares held by the Holder. A Holder, upon notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 3(iv) applicable to its Preferred Shares provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon conversion of this Preferred Stock held by the Holder and the provisions of this Section 3(v) shall continue to apply. Any such increase in the Beneficial Ownership Limitation will not be effective until the 61st day after such notice is delivered to the Company. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 3(v) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation contained herein or to make changes or supplements necessary or desirable to properly give effect to such limitation.

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4. Representations of the Holder.

(i). This Agreement has been duly authorized, validly executed and delivered by the Holder and is a valid and binding agreement and obligation of the Holder enforceable against the Holder in accordance with its terms, subject to limitations on enforcement by general principles of equity and by bankruptcy or other laws affecting the enforcement of creditors’ rights generally, and the Holder has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder and thereunder.

(ii) The Holder understands that the Exchange Shares are being offered, sold, issued and delivered to it in reliance upon specific provisions of federal and applicable state securities laws, and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Holder set forth herein for purposes of qualifying for exemptions from registration under the Securities Act and applicable state securities laws.

(iii) The Holder is not acquiring the Exchange Shares as a result of any advertisement, article, notice or other communication regarding the Exchange Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general advertisement.

(iv) The Holder, either alone or together with its representatives, has such knowledge, sophistication and experience in and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Exchange Shares, and has so evaluated the merits and risks of such investment. The Holder is able to bear the economic risk of an investment in the Exchange Shares and, at the present time, is able to afford a complete loss of such investment.

(v) The Holder acknowledges that the offer, sale, issuance and delivery of the Exchange Shares to it is intended to be exempt from registration under the Securities Act, by virtue of Section 3(a)(9) thereof. The Holder understands that the Exchange Shares may be sold or transferred only in compliance with all federal and applicable state securities laws.

(vi) The Holder owns and holds, beneficially and of record, the entire right, title, and interest in and to the Preferred Shares free and clear of all rights and Encumbrances (as defined below). The Holder has full power and authority to transfer and dispose of the Preferred Shares to the Company free and clear of any right or Encumbrances. Other than the transactions contemplated by this Agreement, there is no outstanding vote, plan, pending proposal, or other right of any person to acquire all or any of the Preferred Shares. As used herein, “Encumbrances” shall mean any security or other property interest or right, claim, lien, pledge, option, charge, security interest, contingent or conditional sale, or other title claim or retention agreement, interest or other right or claim of third parties, whether perfected or not perfected, voluntarily incurred or arising by operation of law, and including any agreement (other than this Agreement) to grant or submit to any of the foregoing in the future. The Preferred Shares constitute all of the preferred stock of the Company owned or held of record or beneficially owned or held by the Holder.

(vii) The Holder is an accredited investor as such term is defined in Rule 501 of Regulation D.

5. Representations of the Company.

(i) The Exchange Shares have been duly authorized by all necessary corporate action, and, when issued and delivered in accordance with the terms hereof, the Exchange Shares shall be validly issued and outstanding, fully paid and nonassessable, free and clear of all liens, encumbrances and rights of refusal of any kind.

(ii) This Agreement has been duly authorized, validly executed and delivered on behalf of the Company and is a valid and binding agreement and obligation of the Company enforceable against the Company in accordance with its terms, subject to limitations on enforcement by general principles of equity and by bankruptcy or other laws affecting the enforcement of creditors’ rights generally, and the Company has full power and authority to execute and deliver this Agreement and the other agreements and documents contemplated hereby and to perform its obligations hereunder and thereunder.

(iii) The Company represents that it has not paid, and shall not pay, any commissions or other remuneration, directly or indirectly, to any third party for the solicitation of the Exchange pursuant to this Agreement. Other than the exchange of the Preferred Stock, the Company has not received and will not receive any consideration from the Holder for the Exchange Shares.

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(iv) Except with respect to the material terms and conditions of the transactions contemplated by this Agreement, the Company confirms that neither it nor any other person acting on its behalf has provided the Holder or its agents or counsel with any information that constitutes or could reasonably be expected to constitute material, nonpublic information. The Company understands and confirms that the Holder will rely on the foregoing representations in effecting the transactions herein.

6. Disclosure. The Company shall, on or before 9:30 a.m., New York City time, on the date of this Agreement, issue a Current Report on Form 8-K (collectively, the “8-K Filing”) disclosing all material terms of the transactions contemplated hereby. From and after the issuance of the 8-K Filing, the Holder shall not be in possession of any material, nonpublic information received from the Company or any of its respective officers, directors, employees or agents, that is not disclosed in the 8-K Filing. The Company shall not, and shall cause its officers, directors, employees and agents, not to, provide the Holder with any material, nonpublic information regarding the Company from and after the filing of the 8-K Filing without the express written consent of the Holder. The Company shall not disclose the name of any Holder in any filing, announcement, release or otherwise without the Holder’s consent, unless such disclosure is required by law or regulation. In addition, effective upon the filing of the 8-K Filing, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and the Holder or any of its affiliates, on the other hand, shall terminate.

7. Miscellaneous.

(i) Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party) or by electronic mail; or (iii) one business day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses, facsimile numbers and email addresses for such communications shall be:

If to the Company:

Inpixon

2479 E. Bayshore Road, Suite 195

Palo Alto, CA 94303

Attn: Nadir Ali, Chief Executive Officer

Fax No: (408) 824-1543

E-mail: nadir.ali@inpixon.com

If to the Holder, to its address, e-mail address set forth on its signature page hereto, or to such other address, facsimile number and/or e-mail address and/or to the attention of such other person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine or email containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

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(ii) This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior negotiations, letters and understandings relating to the subject matter hereof and are fully binding on the parties hereto.

(iii) This Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument. This Agreement may be executed and accepted by facsimile or PDF signature and any such signature shall be of the same force and effect as an original signature.

(iv) The terms of this Agreement shall be binding upon and shall inure to the benefit of each of the parties hereto and their respective successors and assigns.

(v) This Agreement may not be amended or modified except in writing signed by each of the parties hereto.

(vi) Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

(vii) Neither the Company nor the Holder has paid or given, or will pay or give, to any person, any commission, fee or other remuneration, directly or indirectly, in connection with the transactions contemplated by this Agreement.

(ix) All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If any party hereto shall commence an action or proceeding to enforce any provisions of this Agreement, then, the prevailing party in such action or proceeding shall be reimbursed by the non-prevailing party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

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IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date provided above.

THE COMPANY

INPIXON

By:	/s/ Nadir Ali
Name:	Nadir Ali
Title:	CEO

HOLDER

HILLAIR CAPITAL INVESTMENTS L.P.

By:	/s/ Sean M. McAvoy
Name:	Sean M. McAvoy
Title:	Managing Member, Hillair Capital Advisors, LLC

Address for Notice to Holder:

c/o Hillair Capital Management, LLC

345 Lorton Avenue, Suite 303

Burlingame, California 94010

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ANNEX A

NOTICE OF EXCHANGE

In accordance with that certain Exchange Rights Agreement, dated August 14, 2017 (the “Exchange Agreement”) by and among Inpixon, a Nevada Company and the undersigned Holder, the Holder desires to exchange the number of Preferred Shares (as such term is defined in the Exchange Agreement) set forth below into the number of Exchange Shares (as such term is defined in the Exchange Agreement) set forth below. If Exchange Shares are to be issued in the name of a person other than the undersigned Holder, the undersigned will pay all transfer taxes payable with respect thereto. No fee will be charged to the Holder for any exchange, except for any such transfer taxes.

Conversion calculations:

Date to Effect Exchange (which shall not be prior to the date of delivery of this notice):________________

Number of Preferred Shares owned prior to Exchange: __________________________________________

Number of Preferred Shares to be Exchanged at the Exchange Rate: _______________________________

Number of Exchange Shares to be Issued: ____________________________________________________

Number of Preferred Shares subsequent to Exchange: ___________________________________________

Address for Delivery: ____________________________________________________________________

or

DWAC Instructions:

Broker no: _______________________________

Account no: ______________________________

[HOLDER]

By:
Name:
Title: